Delek Logistics Partners, LP Investor Presentation MLPA Conference June 2016

2 Disclaimers These slides and any accompanying oral and written presentations contain forward-looking statements by Delek Logistics Partners, LP (defined as “we”, “our”) that are based upon our current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are "forward-looking statements," as that term is defined under United States securities laws. Investors are cautioned that the following important factors, among others, may affect these forward-looking statements: our substantial dependence on Delek US Holdings, Inc. (“Delek”) (NYSE: DK) or its assignees and their respective ability to pay us under our commercial agreements; risks and costs relating to the age and operational hazards of our assets including, without limitation, costs, penalties, regulatory or legal actions and other affects related to releases, spills and other hazards inherent in transporting and storing crude oil and intermediate and finished petroleum products; the timing and extent of changes in commodity prices and demand for crude oil and refined products; the suspension, reduction or termination of Delek's or its assignees' or any third-party's obligations under our commercial agreements; and other factors discussed in our other filings with the United States Securities and Exchange Commission. Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. We undertake no obligation to update or revise any such forward-looking statements. Non-GAAP Disclosures: Delek Logistics believes that the presentation of EBITDA and distributable cash flow provide useful information to investors in assessing its financial condition, its results of operations and the cash flow its business is generating. EBITDA and distributable cash flow should not be considered as alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all items that affect net income and net cash provided by operating activities. Additionally, because EBITDA and distributable cash flow may be defined differently by other partnerships in its industry, Delek Logistics' definitions of EBITDA and distributable cash flow may not be comparable to similarly titled measures of other partnerships, thereby diminishing their utility. Please see reconciliations of EBITDA and distributable cash flow to their most directly comparable financial measures calculated and presented in accordance with U.S. GAAP in the appendix.

Investment Highlights

Overview (NYSE: DKL)	• Current Price: $26.15/unit [1] • Market Capitalization: $635 million [1] • Current Distribution: $0.61/LP unit qtr.; $2.44/LP unit annualized[2] • Current Yield: 9.33% [1][2]
Conservative Financial Position	• 1Q16 Distributable Cash Flow (DCF) coverage ratio of 1.19x • $337 million credit availability at Mar. 31, 2016; leverage 3.48x • 1Q16 DCF $20.4m and EBITDA $23.7mm [3]
Stable Cash Flow Focused	• Primarily traditional MLP assets/structure • Inflation-indexed fees for most contracts • Primarily long initial term fee-based contracts with minimum volume commitments
Growth Oriented	• Eight acquisitions since July 2013; including estimated $27.3m initial annualized EBITDA from four drop downs[4] • Entered into two joint venture pipeline development projects in March 2015 with expected completion July 2016 and January 2017
Sponsor	• Delek US (NYSE: DK) • Currently owns approximately 62%, incl. 2% GP interest [5] • Majority of DKL assets support DK refining system

(1) Based on price per common limited unit as of trading on May 26, 2016.
(2) Annualized distribution based on quarterly distribution for quarter ended March 31, 2016, to be paid on May. 13, 2016.
(3) For reconciliation please refer to pages 28 and 29.
(4) Annualized EBITDA estimates based on expected performance at the time of purchase. Actual results will and have changed based on among other things, market conditions, operating rates and expenses.
(5) Currently 4.65% of the ownership interest in the general partner is owned by three members of senior management of Delek US (who are also directors of the general partner). The remaining ownership interest is held by a subsidiary of Delek US.

3

Delek US – A Growth Oriented, Financially Strong Sponsor • 155,000 bpd of refining capacity in Texas and Arkansas • Access to crude / product terminals, pipeline and storage assets • 355 convenience stores(1) Operational Strength (1) As of Mar. 31, 2016 financial statements in the Delek US 10Q filed on May 6, 2016. (2) As of May 26, 2016 trading for Delek US stock. (3) Non-GAAP measure. See pg. 30 for the reconciliation to GAAP. (4) Consists of ownership in Delek Logistics Partners. Strategically Located Refineries Provide Crude Oil Supply Flexibility and Broad Product Distribution(1) • $816 million equity market value and $1.4 billion enterprise value(1)(2) • $215.9 million 1Q2016 LTM EBITDA (1)(3) • $612.1 million net debt at Mar. 31, 2016; $349.9 million in cash (1) Financial Strength REFINING SEGMENT  155,000 BPD in total El Dorado, AR  80,000 BPD  10.2 complexity Tyler, TX  75,000 BPD  8.7 complexity  355 Stores  Locations in 7 states  Primarily TN, AL, GA RETAIL SEGMENT  9 Terminals  Approx. 1,250 miles of pipelines  8.5 million bbls storage capacity LOGISTICS SEGMENT (4) 4

Delek Logistics Partners, LP Overview

Stable Asset Base Positioned for Growth 6  ~765 miles (1) of crude and product transportation pipelines, including the 195 mile crude oil pipeline from Longview to Nederland, TX  ~ 600 mile crude oil gathering system in AR  Storage facilities with 6.2 million barrels of active shell capacity  Rail Offloading Facility Pipelines/Transportation Segment  Wholesale and marketing business in Texas  9 light product terminals: TX, TN, AR  Approx. 2.3 million barrels of active shell capacity Wholesale/ Terminalling Segment Growing logistics assets support crude sourcing and product marketing for customers 1) Includes approximately 240 miles of leased pipeline capacity.

Acquisition EBITDA multiples have been below 10x (1) Provided stable fee based growth 7 Growth strategy to target acquisitions with 8x-10x EBITDA multiple range with potential to improve performance 9.0x 8.1x 6.3x 9.5x 7.9x 4.8x 9.2x 0.0x 1.0x 2.0x 3.0x 4.0x 5.0x 6.0x 7.0x 8.0x 9.0x 10.0x Tyler Tank Farm and Product terminal (drop down) July 2013 Hopewell Pipeline (3rd Party) July 2013 North Little Rock Terminal (3rd Party) Oct. 2013 El Dorado Tank Farm and Terminal (drop down) Feb. 2014 Mt. Pleasant System (3rd Party) Oct. 2014 Frank Thompson Transport (3rd Party) Dec. 2014 Rail Offloading/Crude Oil Storage (drop down) Mar. 2015 Average 1) Annualized EBITDA estimates based on expected performance at the time of purchase. Results will and have changed based on among other things, market conditions, operating rates and expenses.

Improving EBITDA and Financial Flexibility to Support Growth 8 1) Amounts provided in the Nov. 1, 2012 IPO prospectus showing pro forma historical results for 2011 and forecasted performance for 12 months ending Sept. 30, 2013. Reconciliation on pg. 29 2) Reconciliation provided on page 28. Results in 2013 and 2014 are as reported excluding predecessor costs related to the drop down of the tank farms and product terminals at both Tyler and El Dorado during the respective periods. Also, excluded are predecessor costs related to the crude oil storage tank and rail offloading racks acquired in March 2015. Tyler assets were acquired in July 2013 and El Dorado assets acquired Feb. 2014. 3) Reconciliation on pg. 28. Solid EBITDA performance since IPO in Nov. 2012 $48.9 $63.8 $95.4 $96.5 $99.1 $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 Forecast 12 Months Ended 9/30/13(1) 2013 (2) 2014 (2) 2015(3) LTM 3/31/16 $ in m ill io n s Reported EBITDA $52.9 $80.3 $81.1 $16.8 $20.4 $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 $90.0 2013 2014 2015 1Q15 1Q16 $ in m ill io n s Distributable Cash Flow Increased DCF supported distribution growth $164.8 $251.8 $351.6 $357.9 $223.2 $440.8 $347.0 $337.1 -$50 $50 $150 $250 $350 $450 $550 $650 $750 Dec. 31, 2013 Dec. 31, 2014 Dec. 31, 2015 Mar. 31 2016 $ in m ill io n s Borrowings Excess Capacity Financial Flexibility to support continued growth

Growth Initiatives Improved EBITDA Since 2012 9 1) Amounts provided in the Nov. 1, 2012 IPO prospectus showing forecasted performance for 12 months ending Sept. 30, 2013. 2) Bridge compared to the forecast provided in the prospectus based on difference in performance during the 12 months ending March 31, 2016 as compared to projected amounts in the prospectus. Please see page 28 for reconciliations. Solid EBITDA performance since IPO in Nov. 2012; Increased from projected $48.9(1) million to LTM $99.1 million $48.9 $99.1 -$10.0 $10.0 $30.0 $50.0 $70.0 $90.0 $110.0 $130.0 EBITDA, $ in millions * $11.3 $13.1 $0.1 $29.0 ($12.7) ($4.5) $6.9 $7.0

Increased Distribution with Conservative Coverage and Leverage 10 Distribution has been increased thirteen consecutive times since the IPO $0.375 $0.385 $0.395 $0.405 $0.415 $0.425 $0.475 $0.490 $0.510 $0.530 $0.550 $0.570 $0.590 $0.610 - 0.200 0.400 0.600 MQD (1) 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 1Q15 2Q15 3Q15 4Q15 1Q16 (3) Quarterly Distribution Growth to Date 1.39x 1.32x 1.38x 1.30x 1.61x 2.01x 1.42x 1.67x 1.23x 1.47x 1.50x 1.17x 1.19x 0.50x 1.00x 1.50x 2.00x 2.50x 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15 4Q15 1Q16 (3) Avg. 1.35x in 2013 Avg. 1.69x in 2014 Avg. 1.37x in 2015 Distributable Cash Flow Coverage Ratio (2) 1.70x 1.58x 2.28x 2.40x 3.21x 2.69x 2.55x 2.56x 3.00x 3.14x 3.11x 3.49x 3.48x 0.50x 1.50x 2.50x 3.50x 4.50x 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 Debt / LTM EBITDA Leverage Ratio (4) (1) MQD = minimum quarterly distribution set pursuant to the Partnership Agreement. (2) Distribution coverage based on distributable cash flow divided by distribution amount in each period. Please see page 29 for reconciliation. (3) Based on total distributions declared on April 22 and paid on May 13, 2016. (4) Leverage ratio based on LTM EBITDA as defined by credit facility covenants for respective periods.

Opportunities for Future Growth 11 Paline Pipeline ■ After contract changes on June 30, 2016 increased flexibility to evaluate options ■ Potential to reverse flow to move crude from Gulf Coast to Longview, Texas ■ Evaluate ability to increase utilization and/or capacity Continued Asset Development ■ Delek US continues to develop assets to support its operations ■ Potential future drop downs could include: ■ Retail; Trucking; rail cars ■ Delek US’ 48% ownership interest in Alon USA (NYSE: ALJ) may create additional DKL opportunities for growth Pipeline Development Projects ■ Caddo Pipeline - DKL (50%)/Plains All American (50%) ■ Location: Longview, TX to Shreveport, LA ■ Expected Completion: Jan. 2017 ■ Rio Pipeline Project - Rangeland Energy (67%)/ DKL (33%) ■ Location: Loving County, TX to Midland, TX area ■ Expected Completion: Jul. 2016 ■ Delek US expected to be an anchor shipper on each project

Joint Venture Pipeline Projects 12 Caddo Pipeline ■ DKL (50%)/Plains (50%) ■ Est. total cost: $109 million (1) ■ Capacity: 80,000 bpd ■ Length: 80 miles ■ Expected Completion: Jan. 2017 Rio Pipeline ■ Rangeland (67%)/ DKL (33%) ■ Est. total cost: $125 million (1) ■ Capacity: 55,000 bpd ■ Length: 107 miles ■ Expected Completion: July 2016 (1) Estimated investment pending any change due to construction schedule revisions at Caddo. Actual will vary based on final construction cost of each project.

Potential EBITDA Growth (1)

- **Options for Growth Provide Potential for EBITDA Increase in Coming Quarters (1)**



Potential EBITDA, $ in millions *
$160.0
$140.0
$120.0
$100.0
$80.0
$60.0
$40.0
$20.0
$0.0
$99.1
8x to 10x EBITDA Target
Caddo Pipeline
DKL 50%/
Plains 50%
RIO Pipeline
DKL 33%/
Rangeland 67%
Exp. Inv. $96.0m
Potential Retail assets drop down from Delek US
Estimated EBITDA range.
Currently evaluating feasibility of a potential drop down with Delek US.
LTM EBITDA 3/31/16
Pipeline Joint Ventures (2)
Potential Retail Drop (3)

*Estimated ranges; actual results subject to market conditions, operating performance and tariff rates.

(1) LTM 3/31/16 EBITDA based on information provided in this presentation (see page 28). Future performance will depend on market conditions and operations of DKL.

(2) Joint venture projects are expected to be completed in July 2016 for RIO and January 2017 for Caddo. Estimated capital investment is approximately $96.0 million, is subject to change pending any revisions for construction schedule changes at Caddo, and will vary based on actual construction cost of the projects. Estimated project multiple range based on DKL target once assets are fully utilized following a ramp up period.

(3) Our sponsor, Delek US, has announced that it is exploring options to unlock the value of its retail assets, which may create a drop down opportunity. DKL is currently evaluating the feasibility of this transaction, although there is no guarantee that an agreement will be entered into or completed. Represents an estimated EBITDA range for a potential retail asset drop down from Delek US (based on 1Q16 and 4Q15 release/conference call from Delek US), actual amount will depend on assets that are included in any potential transaction.

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Segment Overview

Lion Pipeline System and SALA Gathering 15 SALA Gathering System • Provides access to local Arkansas, east Texas and north Louisiana crudes to Delek US’ El Dorado refinery. • 600 mile crude oil gathering system, primarily within a 60-mile radius of the El Dorado refinery. • Positioned to benefit from development in Brown Dense area. 15,813 15,900 17,676 20,747 22,152 22,656 20,673 21,538 19,001 - 5,000 10,000 15,000 20,000 25,000 30,000 2009 2010 2011 2012 2013 2014 2015 1Q15 1Q16 B ar re ls p er d ay SALA Gathering Crude Volume (bpd) (1) 46,027 46,515 47,906 54,960 56,687 56,342 45,220 49,694 53,461 57,366 55,929 53,779 - 10,000 20,000 30,000 40,000 50,000 60,000 70,000 2012 2013 2014 2015 1Q15 1Q16 B ar re ls p er d ay Lion Pipeline System Crude Volume (bpd) Refined product (bpd) Lion Pipeline System • Provides non-gathered crude oil to Delek US’ El Dorado refinery and connects to Enterprise TE Products Pipeline to move finished products. • Crude and light product throughput benefitted from improvements at Delek US’ El Dorado refinery completed in 1Q14 turnaround that increased light crude capability by 10,000 bpd. (1) Delek US acquired majority ownership of Lion Oil in April 2011. Volumes in 2011 are based on 247 days of operations following the acquisition. Amounts in 2009 and 2010 are based on previous ownership data.

Terminalling and West Texas Wholesale Business 16 West Texas Wholesale and Marketing • Operates in an area around the Permian Basin • Purchases refined products from third parties for resale at owned and third party terminals in west Texas. • Includes ethanol blending activity. 18.5 12.6 75.4 96.8 106.5 67.0 118.0 2011 2012 2013 2014 2015 1Q15 1Q16 Volume, 000 bpd Terminalling Assets • Refined products terminalling services for Delek and/or third parties. • Comprised of terminals located in: • Memphis and Nashville, TN; • Tyler, Big Sandy (1) and Mt. Pleasant, TX; • El Dorado and North Little Rock, AR • Delek US’ Tyler refinery turnaround and expansion lowered volumes in 1Q15 • DKL positioned to support 15 kbpd expansion (1) Was not operating during 2011, 2012 and majority of 2013, however, contract with Delek has a minimum throughput requirement of 5,000 bpd along with a minimum storage requirement. Note: For reporting purposes, San Angelo and Abilene terminals are included in the west Texas wholesale business. The remaining are in terminalling. - 2 4 6 8 10 2011 2012 2013 2014 2015 1Q16 Increasing Terminal Count Drop Down Terminals Other Terminals West Texas Wholesale $7.2 $7.6 $8.5 $15.5 $14.0 $28.5 $8.1 $2.1 $0.7 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 2009 2010 2011 2012 2013 (2) 2014 (2) 2015 (2) 1Q15 (2) 1Q16 (2) Gross margin, $ in millions 13,377 bpd 14,353 bpd 15,493 bpd 16,523 bpd 18,156 bpd 16,707 bpd 16,357 bpd 16,645 bpd 14,370 bpd (1) Includes effect of Delek US’ Tyler refinery turnaround during 1Q 2015. (2) 2013 west Texas gross margin per barrel includes $0.99/ bbl associated with approximately $6.4 million of gross margin related to ethanol RINs sold during the period. 2014 gross margin included $4.6 million or $0.75/ bbl. 2015 gross margin included $5.3 million or $0.89/ bbl from RINS. 1Q15 had $1.7 million or $1.13/ bbl; 1Q16 had $1.5m or $1.18/bbl from RINs.

Paline Pipeline 17  Approximately 195 mile crude oil pipeline - Mainline pipeline flows from north to south  35,000 bpd of mainline capacity reserved for third parties to use exclusively with initial term that began Jan 1, 2015 and expires Jun. 30, 2016  DKL has elected the option to extend the reservation of capacity for a 6 month term at 10,000 barrels per day beginning July 1, 2016  40-day hydro testing scheduled for 3Q16; required every five years  Flexibility after June 30 to explore options for this pipeline for available capacity  Evaluations of potential increases in utilization and capacity of Paline system may offer future growth  Explore ability to reverse to flow from the Gulf Coast to allow potential shippers to take advantage of crude oil price differentials

Going Forward

Several Visible Pathways for Potential Growth 19 Organic Growth Acquisitive Growth  Evaluate Paline Pipeline for potential future utilization and/or capacity increase  Increasing activity in Arkansas gathering system  Potential expansion of the North Little Rock terminal to 17,500 bpd  Proven ability to make 3rd party acquisitions (2 completed in 2013, 2 completed in 2014)  Ability to utilize relationship with Delek US to make acquisitions Benefit from Growth  Improvement in throughput capability and/or flexibility at Delek US’ refineries(1)  El Dorado refinery increased light crude processing capability by 10,000 bpd in 1Q’14  Tyler refinery expansion added 15,000 bpd crude throughput capacity in 1Q’15 Asset Development  Delek US continues to develop assets to support its operations  Potential future drop downs could include: Trucking, Rail Cars, and Retail Ability to Leverage Relationship with Delek US Ability to Grow Independently (1) Based on Delek US’ announced changes for its refineries; actual results may vary based on each refinery’s respective operating rate. Benefit from Acquisitions  Delek US owns 48% of the outstanding common stock of Alon USA (NYSE:ALJ)  May create the potential for future DKL growth opportunities Project Development  Crude oil pipeline construction projects underway through two joint ventures  Creates platform for future projects

Peer Comparisons (1) 20 Current Yield as of 5/26/16 Distributable Cash Flow Coverage Ratio - Q1 2016 Debt / LTM EBITDA Leverage Ratio Q1 2016 1.1x 1.1x 1.1x 1.2x 1.2x 1.4x 1.4x 1.4x 1.5x 1.5x 1.5x 1.8x 0.0x 0.5x 1.0x 1.5x 2.0x HEP PAA SXL WNRL DKL TLLP EPD MPLX MMP PSXP PBFX VLP 3.2x 3.5x 3.7x 3.9x 4.2x 4.3x 4.7x 4.7x 6.1x 6.3x 6.5x - 2.0 4.0 6.0 8.0 MMP DKL VLP WNRL HEP MPLX TLLP EPD SXL PAA PSXP 12.4% 9.3% 7.9% 7.1% 7.0% 7.0% 6.8% 6.1% 5.8% 4.6% 3.6% 3.2% 0.0% 5.0% 10.0% 15.0% PAA DKL PBFX WNRL HEP SXL TLLP MPLX EPD MMP PSXP VLP (1) Source: Company reports; Capital IQ 4/29/16; NASDAQ OMX; MLPdata.com

21 Questions and Answers Majority of assets support Delek US‘ strategically located inland refining system Inflation-indexed fees for most contracts Majority of all margin generated by long term, fee-based contracts with volume minimums Agreements with Delek US cap maintenance capex and limit Delek US force majeure abilities Limited commodity price exposure Primarily Traditional, stable MLP assets

Appendix

Delek US' Refineries are Strategically Positioned and Flexible 23  Inland refinery located in East Texas  75,000 bpd, 8.7 complexity  Primarily processes inland light sweet crudes (100% in 2014)  94% yield of gasoline, diesel and jet fuel in 2014 El Dorado Refinery (1) Tyler Refinery (1)  Inland refinery located in southern Arkansas  80,000 bpd, 10.2 complexity (configured to run light or medium sour crude)  Supply flexibility that can source West Texas, locally produced, and/or Gulf Coast crude  89% yield of gasoline and diesel in 2014  Associated gathering system positioned for Brown Dense development (1) As reported by Delek US.

Summary of Certain Contracts [9]

Initial / Maximum Term [1]	Service	3 Months Ended Mar. 31, 2016 Throughput (bpd)[2]	Minimum Commitment (bpd)	Current Tariff / Fee	Tariff / Fee Index [11]	Termination Provision: Refinery Shutdown	Termination Provision: Force Majeure
Paline Pipeline							
Until June 30, 2016	Crude Oil Capacity Usage Agreement	N/A	N/A	$1,700,000/Month [6]	FERC	N/A	N/A
July 1 to Dec. 31, 2016		N/A	N/A	$400,000/Month [6]		N/A	N/A
Lion Pipeline System (and SALA Gathering System)							
Five / Fifteen Years	Crude Oil Transportation	56,342	46,000 [3]	$0.9658/Bbl [4]	FERC	After 1st two years, 12 months notice required	After 3rd year, 12 months notice; unless min. payments made then cannot be terminated by Delek Logistics
Five / Fifteen Years	Refined Products Transportation	53,779	40,000	$0.1136/Bbl	FERC		
Five / Fifteen Years	Crude Oil Gathering	19,001	14,000	$2.5567/Bbl [4]	FERC		
East Texas Crude Logistics							
Five / Fifteen Years	Crude Oil Transportation	9,346	35,000	$0.4546/Bbl [5]	FERC		
Five / Fifteen Years	Crude Oil Storage	N/A	N/A	$284,090 per month	FERC		
East Texas Marketing							
Ten [7]	Marketing - Tyler Refinery	66,414	50,000	$0.6206/bbl + 50% of the agreed margin [8]	CPI-U		
Memphis Terminal							
Five / Fifteen Years	Dedicated Terminalling Services	8,068	10,000	$0.5681/Bbl	FERC		
North Little Rock Terminal							
Eight / Sixteen Years	Dedicated Terminalling Services	11,012	8,100	$0.2328/Bbl	PPI-fg		
Eight / Sixteen Years	Storage	N/A	N/A	$63,488 per month	PPI-fg		
Big Sandy Terminal & Pipeline							
Five / Fifteen Years	Dedicated Terminalling Services	7,508	5,000	$0.5668/Bbl	FERC		
Four / Fourteen Years	Refined Products Transportation	7,508	5,000	$0.5668/Bbl	FERC		
Five / Fifteen Years	Storage	N/A	N/A	$56,768 per month	FERC		
Tyler							
Eight / Sixteen Years	Dedicated Terminalling Services	69,532	50,000	$0.3528/Bbl	PPI-fg		
Eight / Sixteen Years	Storage	N/A	N/A	$848,202 per month	PPI-fg		
Eight / Sixteen Years	Crude Oil Storage	N/A	N/A	$180,000 per month	PPI-fg	Not applicable to this asset	
El Dorado							
Eight / Sixteen Years	Dedicated Terminalling Services	16,286	11,000	$0.5038/Bbl	PPI-fg		
Eight / Sixteen Years	Storage	N/A	N/A	$1.3 million per month	PPI-fg		
Nine / Fifteen Years	Crude Oil Offloading [10]	N/A	N/A	$1.00/bbl light; $2.25/bbl heavy	PPI-fg		

24

Summary of Certain Contracts - footnotes 25 (1) Maximum term assumes an extension of the commercial agreement pursuant to the terms thereof. Please note some terms began as early as Nov. 7, 2012. (2) Represents average daily throughput for the period indicated. (3) Excludes volumes gathered on the SALA Gathering System. (4) Volumes gathered on the SALA Gathering System will not be subject to an additional tariff fee for transportation on the Lion Pipeline System to the El Dorado refinery. (5) For any volumes in excess of 50,000 bpd, the throughput fee will be $0.6819/bbl. (6) Capacity lease agreement for 35,000 bpd equates to approximately $1,700,000 per month from Jan. 1, 2015 to Jun. 30, 2016 that entitles third parties to their respective capacities on this pipeline. From July 1, 2016 to December 31, 2016 the capacity lease agreement is for 10,000 bpd and equates to approximately $400,000 per month. Additional volume above 10,000 bpd may be used by shippers as needed. (7) Following the primary term, the marketing agreement automatically renews for successive 1-yr terms unless either party provides notice of non-renewal 10 months prior to the expiration of the then-current term. (8) Delek US has agreed to pay the Partnership 50% of the margin, if any, above an agreed base level generated on the sale as an incentive fee, provided that the incentive fee will be not less than $175,000 nor greater than $500,000 per quarter. (9) For more detailed information regarding certain contracts, refer to documents filed with the SEC, including the Annual Reports filed on Form 10-K, Quarterly Report filed on Form 10-Q, Current Reports on Form 8-K and 8-K/A filed on Nov. 7, 2012, Jul. 31, 2013, Aug. 1, 2013, Feb. 14, 2014 and Apr. 6, 2015. (10) Crude oil offloading throughput agreement includes an obligated minimum quarterly throughput fee of $1.5 million for throughput of a combination of light and heavy crude. (11) The tariff/fee index can increase or decrease based on the index change pursuant to each contract.

Amended and Restated Omnibus Agreement 26 Key Provisions  Delek US will indemnify Delek Logistics for certain liabilities, including environmental and other liabilities, relating to contributed assets.  Delek US has a ROFR if Delek Logistics sells any assets that serves Delek US' refineries or the Paline Pipeline.  GP will not receive a management fee from the Partnership; Delek Logistics will pay Delek US an annual fee for G&A services and will reimburse the GP and/or Delek US for certain expenses.  Limitations on exposure to assets contributed by Delek US relative to maintenance capital expenditures and certain expenses associated with repair/clean-up related events.  For additional detailed information regarding this agreement, please refer to documents filed with the SEC, including the Current Report on Form 8-K filed Apr. 6, 2015 and the quarterly report 10Q filed August 6, 2015, as amended on November 6, 2015.

Summary Organization Structure 27 38.3% interest Limited partner-common 95.35% ownership interest (1) 2.0% interest General partner interest Incentive distribution rights Delek Logistics Partners, LP NYSE: DKL (the Partnership) 100% ownership interest Public Unitholders Operating Subsidiaries 59.7% interest Limited partner-common Delek Logistics GP, LLC (the General Partner) Delek US Holdings, Inc. NYSE: DK (1) Currently a 4.65% interest in the Delek US ownership interest in the general partner is held by three members of senior management of Delek US. The remaining ownership interest will be indirectly held by Delek.

Non-GAAP Reconciliation

	Forecast 12 Months 9/30/13 (1)(2)(3)	1Q13 (4)	2Q13 (4)	3Q13 (4)	4Q13 (4)	2013 (4)	1Q14 (4)	2Q14	3Q14	4Q14	2014	1Q15 (5)	2Q15	3Q15	4Q15	2015	1Q16
Total Net Sales	**$797.1**	**$210.9**	**$230.1**	**$243.3**	**$223.1**	**$907.4**	**$203.5**	**$236.3**	**$228.0**	**$173.3**	**$841.2**	**$143.5**	**$172.1**	**$165.1**	**$108.9**	**$589.7**	**$104.1**
Cost of Goods Sold	(721.8)	(187.9)	(208.0)	(218.2)	(197.3)	(811.4)	(172.2)	(196.6)	(194.1)	(134.3)	(697.2)	(108.4)	(132.5)	(124.4)	(71.0)	(436.3)	(66.8)
Operating Expenses	(18.7)	(5.9)	(6.1)	(6.6)	(7.2)	(25.8)	(8.5)	(9.5)	(10.2)	(9.7)	(38.0)	(10.6)	(10.8)	(11.6)	(11.7)	(44.8)	(10.5)
Contribution Margin	**$56.6**	**$17.2**	**$16.1**	**$18.4**	**$18.6**	**$70.3**	**$22.8**	**$30.2**	**$23.7**	**$29.3**	**$106.0**	**$24.5**	**$28.8**	**$29.1**	**$26.2**	**$108.6**	**$26.8**
Depreciation and Amortization	(9.3)	(2.4)	(2.4)	(2.6)	(3.4)	(10.7)	(3.4)	(3.5)	(3.7)	(3.9)	(14.6)	(4.0)	(4.7)	(4.5)	(5.9)	(19.2)	(5.0)
General and Administration Expense	(7.7)	(1.7)	(1.1)	(1.8)	(1.7)	(6.3)	(2.6)	(2.2)	(2.5)	(3.3)	(10.6)	(3.4)	(3.0)	(2.7)	(2.3)	(11.4)	(2.9)
Gain (Loss) on Asset Disposal	-	-	-	-	(0.2)	(0.2)	-	(0.1)	-	-	(0.1)	-	-	-	(0.1)	(0.1)	0.0
Operating Income	**$39.6**	**$13.1**	**$12.6**	**$14.0**	**$13.3**	**$53.2**	**$16.8**	**$24.4**	**$17.5**	**$22.1**	**$80.8**	**$17.1**	**$21.1**	**$21.8**	**$17.9**	**$77.9**	**$19.0**
Interest Expense, net	(3.6)	(0.8)	(0.8)	(1.2)	(1.8)	(4.6)	(2.0)	(2.3)	(2.2)	(2.1)	(8.7)	(2.2)	(2.6)	(2.8)	(3.0)	(10.7)	(3.2)
Loss on Equity Method Invesments													(0.1)	(0.3)	(0.1)	(0.6)	(0.2)
Income Taxes	-	(0.1)	(0.1)	(0.3)	(0.2)	(0.8)	(0.1)	(0.3)	(0.2)	0.5	(0.1)	(0.3)	(0.1)	(0.1)	0.6	0.2	(0.1)
Net Income	**$36.0**	**$12.2**	**$11.8**	**$12.5**	**$11.3**	**$47.8**	**$14.7**	**$21.8**	**$15.1**	**$20.5**	**$72.0**	**$14.6**	**$18.3**	**$18.6**	**$15.3**	**$66.8**	**$15.4**
Income Taxes	-	0.1	0.1	0.3	0.2	0.8	0.1	0.3	0.2	(0.5)	0.1	0.3	0.1	0.1	(0.6)	(0.2)	0.1
Depreciation and Amortization	9.3	2.4	2.4	2.6	3.4	10.7	3.4	3.5	3.7	3.9	14.6	4.0	4.7	4.5	5.9	19.2	5.0
Interest Expense, net	3.6	0.8	0.8	1.2	1.8	4.6	2.0	2.3	2.2	2.1	8.7	2.2	2.6	2.8	3.0	10.7	3.2
EBITDA	**$48.9**	**$15.5**	**$15.0**	**$16.6**	**$16.7**	**$63.8**	**$20.2**	**$27.9**	**$21.2**	**$26.1**	**$95.4**	**$21.1**	**$25.7**	**$26.1**	**$23.6**	**$96.5**	**$23.7**

(1) Includes approximately $2.0 million of estimated annual incremental general and administrative expenses expected to incur as a result of being a separate publicly traded partnership.
(2) Interest expense and cash interest both include commitment fees and interest expense that would have been paid by the predecessor had the revolving credit facility been in place during the 12 months ended 9/30/13 period presented and Delek Logistics had borrowed $90.0 million under the facility at the beginning of the period. Interest expense also includes the amortization of debt issuance costs incurred in connection with our revolving credit facility.
(3) Forecast provided in the IPO prospectus on Nov. 1, 2012.
(4) Results in 2013 and 2014 are as reported excluding predecessor costs related to the drop down of the tank farms and product terminals at both Tyler and El Dorado during the respective periods.
(5) Results for 1Q15 are as reported excluding predecessor costs related to the 1Q15 drop downs.
Note: May not foot due to rounding.

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28

Cash Available for Distribution

(dollars in millions)	Forecast 12 Months 9/30/13 [3]	2013 [4]	2014 [4]	2015 [5]	1Q13 [4]	2Q13 [4]	3Q13 [4]	4Q13 [4]	1Q14 [4]	2Q14	3Q14	4Q14	1Q15 [5]	2Q15	3Q15	4Q15	1Q16
Contribution Margin [1]	**$56.6**	**$70.3**	**$106.0**	**$108.6**	**$17.2**	**$16.1**	**$18.4**	**$18.6**	**$22.8**	**$30.2**	**$23.7**	**$29.3**	**$24.5**	**$28.8**	**$29.1**	**$26.2**	**$26.8**
Less: General & Administrative Expenses	(7.7)	(6.3)	(10.6)	(11.4)	(1.7)	(1.1)	(1.8)	(1.7)	(2.6)	(2.2)	(2.5)	(3.3)	(3.4)	(3.0)	(2.7)	(2.3)	(2.9)
Add: Gain (Loss) on Asset Disposal	-	(0.2)	(0.1)	(0.1)	-	-	-	(0.2)	-	(0.1)	-	-	-	-	-	(0.1)	0.0
Less: Loss on Equity Method Investments				(0.6)	-	-	-	-	-	-	-	-	-	(0.1)	(0.3)	(0.1)	(0.2)
EBITDA [1]	**$48.9**	**$63.8**	**$95.4**	**$96.5**	**$15.5**	**$15.0**	**$16.6**	**$16.7**	**$20.2**	**$27.9**	**$21.2**	**$26.1**	**$21.1**	**$25.7**	**$26.1**	**$23.6**	**$23.7**
Less: Cash Interest	(3.1)	(3.6)	(7.4)	(9.2)	(0.6)	(0.6)	(1.0)	(1.4)	(1.7)	(2.0)	(1.9)	(1.8)	(1.8)	(2.3)	(2.5)	(2.7)	(2.8)
Less: Capital Improvement Expenditures	(5.7)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Less: Maint. & Reg. Capital Expenditures	(10.8)	(5.1)	(6.0)	(11.8)	(1.3)	(1.1)	(1.0)	(1.8)	(0.8)	(1.0)	(0.8)	(3.9)	(3.3)	(3.9)	(3.5)	(2.7)	(0.7)
Plus: Reimbursement for Capital Expenditures	11.9	0.8	1.6	5.2	0.3	0.2	-	0.4	-	-	-	1.6	1.2	1.4	2.3	0.0	0.2
Less: Loss on equity method investments	-	-	-	0.6	-	-	-	-	-	-	-	-	-	0.1	0.3	0.1	0.2
Less: Income Taxes	-	(0.8)	(0.1)	0.2	(0.1)	(0.1)	(0.3)	(0.2)	(0.1)	(0.3)	(0.2)	0.5	(0.3)	(0.1)	(0.1)	0.6	(0.1)
Add: Non-cash Unit-Based Compensation Expense	-	0.5	0.3	0.4	-	0.1	0.1	0.3	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Less: Amortization of Deferred Revenue	-	(0.2)	(0.3)	(0.6)	-	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	(0.3)	(0.2)
Less: Amortization of Unfavorable Contract Liability	-	(2.6)	(2.7)	-	(0.7)	(0.7)	(0.6)	(0.7)	(0.7)	(0.7)	(0.7)	(0.7)	-	-	-	-	-
Cash Available for Distributions	**$41.2**	**$52.9**	**$80.7**	**$81.3**	**$13.1**	**$12.8**	**$13.7**	**$13.3**	**$16.9**	**$23.9**	**$17.7**	**$21.8**	**$16.8**	**$21.1**	**$22.6**	**$18.9**	**$20.4**
Coverage	1.10x	1.35x	1.69x	1.37x	1.39x	1.32x	1.38x	1.30x	1.61x	2.01x	1.42x	1.67x	1.23x	1.47x	1.50x	1.17x	1.19x
Total Distribution [2]	**$37.4**	**$39.3**	**$47.9**	**$59.3**	**$9.4**	**$9.7**	**$9.9**	**$10.2**	**$10.5**	**$11.9**	**$12.4**	**$13.1**	**$13.7**	**$14.4**	**$15.1**	**$16.1**	**$17.1**

(1) See pg. 28 for the reconciliation to GAAP.
(2) Distribution for forecast period based on $1.50 per unit; Distribution for year ended December 31, 2013, 2014 and 2015 and quarter ended 1Q16 based on actual amounts distributed during the periods; does not include a LTIP accrual.
(3) Forecast for twelve month period ending 9/30/2013 as provided in the Nov. 1, 2012 prospectus.
(4) Results in 2013 and 2014 are as reported excluding predecessor costs related to the drop down of the tank farms and product terminals at both Tyler and El Dorado during the respective periods.
(5) Results for 1Q15 are as reported excluding predecessor costs related to the 1Q15 drop downs.
Note: May not foot due to rounding.

Delek LOGISTICS

29

Non-GAAP Reconciliation - DK 30 ($ in millions) 2008 2009 2010 2011 2012 2013 2014 2015 1Q15 1Q16 1Q16 LTM Net sales $4,723.7 $2,666.7 $3,755.6 $7,198.2 $8,726.7 $8,706.8 $8,324.3 $5,762.0 $1,150.6 $1,105.9 $5,717.3 Cost of goods sold 4,308.1 2,394.1 3,412.9 6,429.9 7,704.4 7,880.7 7,315.2 5,015.6 1,006.1 991.1 5,000.6 Operating expenses 240.8 219.0 229.5 320.9 363.3 387.4 398.8 406.6 91.4 101.9 417.1 Impairment of goodwill 11.2 7.0 0.0 2.2 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Insurance proceeds - business interruption 0.0 (64.1) (12.8) 0.0 0.0 0.0 0.0 0.0 0.0 (42.4) (42.4) Property damage proceeds, net 0.0 (40.3) (4.0) 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Contribution margin $163.6 $151.0 $130.0 $445.2 $659.0 $438.7 $610.3 $339.8 $53.1 $55.3 $342.0 General and administrative expenses 57.0 64.3 59.0 81.4 99.7 111.2 133.4 126.0 32.7 34.6 127.9 EBITDA $106.6 $86.7 $71.0 $363.8 $559.3 $327.5 $476.9 $213.8 $20.4 $20.7 $214.1 Delek US Contribution Margin & EBITDA Reconciliation Year Ended 12/31

31 Investor Relations Contact: Assi Ginzburg Keith Johnson Executive Vice President, CFO Vice President of Investor Relations 615-435-1452 615-435-1366